EXHIBIT 4.5

                                VOTING AGREEMENT
                                ----------------

            THIS VOTING AGREEMENT (the "AGREEMENT"), dated as of November __, 2003, is by and between the stockholders of Utix Group, Inc. listed on EXHIBIT A attached hereto (each, a "STOCKHOLDER" and, collectively, the "STOCKHOLDERS")and Utix Group, Inc. (fka Chantal Skin Care Corporation), a Delaware corporation (the "COMPANY"). Capitalized terms used but not defined herein shall have the meanings set forth in the Share Exchange Agreement (as defined below).

                                    RECITALS

            WHEREAS, the Company, Corporate Sports Incentives, Inc., a New Hampshire corporation ("CSI"), Joel Pensley, an individual (the "Utix Principal Stockholder"), and the stockholders of CSI (the "CSI Stockholders") propose to enter into a Share Exchange Agreement, dated ________ __, 2003 (as such agreement may be modified or amended from time to time, the "SHARE EXCHANGE AGREEMENT"), whereby (i) the CSI Stockholders will exchange their shares of CSI common stock (the "Exchange") for shares of common stock of the Company (the "Exchange Shares") and (ii) CSI will become a wholly-owned subsidiary of the Company, upon the terms and subject to the conditions set forth in the Share Exchange Agreement;

            WHEREAS, each Stockholder owns certain shares of common stock of the Company (the "COMMON STOCK"); and

            WHEREAS, pursuant to a condition precedent in the Share Exchange Agreement, the Company has requested that each Stockholder enter into this Agreement.

            NOW, THEREFORE, in consideration of the promises and the representations, warranties and agreements contained herein, the parties agree as follows:

            1. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS. Each of the Stockholders represents and warrants to the Company that (a) such Stockholder owns beneficially (as defined below) the number of shares of Common Stock set forth opposite such Stockholder's name on EXHIBIT A attached hereto (such shares of Common Stock, the "SUBJECT SHARES"), free and clear of all Liens or Restrictions and, except for this Agreement and the Share Exchange Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which such Stockholder is a party relating to the pledge, disposition or Voting (as defined in Section 2) of such Subject Shares and there are no Voting trusts or Voting agreements with respect to such Subject Shares, (b) such Stockholder has not appointed or granted any proxy, which appointment or grant is still effective with respect to the Subject Shares, (c) such Stockholder has the capacity to enter into this Agreement, (d) such Stockholder has full power and authority to enter into, execute and deliver this Agreement and to perform fully such Stockholder's obligations hereunder, and this Agreement has been duly executed and delivered and constitutes the legal, valid and binding obligation of such Stockholder enforceable against such Stockholder in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of

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equitable remedies), (e) no notices, reports or other filings are required to be made by such Stockholder with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by such Stockholder from, any Governmental Entity, in connection with the execution and delivery of this Agreement by such Stockholder, and (f) the execution, delivery and performance of this Agreement by such Stockholder does not, and the consummation by such Stockholder of the transactions contemplated hereby will not, (i) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, modification or acceleration) (whether after the giving of notice or the passage of time or both) under any Contract to which such Stockholder is a party or by which any of its assets are bound, (ii) result in the creation of any Lien on any of the assets of such Stockholder or (iii) result in a violation of, under or pursuant to any law, rule, regulation, order, judgment or decree applicable to such Stockholder or by which any of its assets are bound. For the purposes of this Agreement, a Person "beneficially" owns a security if such Person, directly or indirectly, through any contract, arrangement, understanding or otherwise has
(A) the power to vote, or direct the vote of such security and (B) the power to dispose, or direct the disposition of such security.

            2. AGREEMENT TO DELIVER PROXY. Each of the Stockholders severally agrees to deliver to the Company on the date hereof an irrevocable proxy substantially in the form attached hereto as EXHIBIT B to Vote such Stockholder's Subject Shares (a) in favor of approval and adoption of the stock option plan attached hereto as EXHIBIT C (the "Plan") at any meeting of the stockholders of the Company at which such Plan is considered and at every adjournment or postponement thereof and (b) against any action, approval or agreement that would compete with or materially impede, interfere with, adversely affect or tend to discourage the Plan or inhibit the timely adoption of the Plan, including, without limitation, any alternative plan, in each case, to the same extent and with the same effect as such Stockholder might or could do under applicable law, rules and regulations. The proxy delivered by such Stockholder pursuant to this Section 2 shall be irrevocable during the term of this Agreement to the extent permitted under New York law. For purposes of this Agreement, "VOTE" shall include voting in person or by proxy in favor of or against any action, otherwise consenting or withholding consent in respect of any action (including, without limitation, consenting in accordance with Section 228 of the Delaware General Corporation Law) or taking other action in favor of or against any action. "VOTING" shall have a correlative meaning. Each of the Stockholders hereby revokes any and all previous proxies granted with respect to any of the Subject Shares and shall not hereafter, unless and until this Agreement terminates pursuant to Section 9 hereof, purport to grant any other proxy or power of attorney with respect to any of the Subject Shares or enter into any agreement (other than this Agreement), arrangement or understanding with any Person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any of the Subject Shares. Each Stockholder also severally agrees to use his reasonable best efforts to take, or cause to be taken, all action, and do, or cause to be done, all things necessary or advisable in order to consummate and make effective the transactions contemplated by this Agreement. Each of the Stockholders acknowledges receipt and review of a copy of the Share Exchange Agreement.

            3. NO PROXY SOLICITATIONS. Each of the Stockholders severally agrees that such Stockholder will not, nor will such Stockholder permit any entity or person under such Stockholder's control, (a) to solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Securities Exchange Act of 1934, as amended) in opposition to or in competition with the adoption of the Plan or otherwise encourage or assist any party in taking or planning any action which would compete with or materially impede, interfere with, adversely effect or tend to discourage the Plan or inhibit the timely adoption of the Plan, (b) to directly or indirectly encourage, initiate or cooperate in a stockholders' Vote or action by consent of the Company's stockholders in opposition to or in competition with the adoption of the Plan or (c) to become a member of a "group" (as such term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended) with respect to any voting securities of the Company for the purpose of opposing or competing with the adoption of the Plan.

            4. FIDUCIARY DUTIES. Notwithstanding anything to the contrary in this Agreement, none of the agreements of the Stockholders contained herein shall restrict any Stockholder who is a director or an officer of the Company from taking any action, in his or her capacity, respectively, (a) as a director, if such director believes such action is necessary to satisfy such director's fiduciary duties to the stockholders of the Company, or (b) as an officer, if such officer is acting at the direction of the board of directors of the Company and in accordance with the terms and provisions of the Share Exchange Agreement.

            5. NO OWNERSHIP INTEREST. Nothing contained in this Agreement shall be deemed to vest in the Company any direct or indirect ownership or incidence of ownership of or with respect to any Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to such Stockholder.

            6. TRANSFER AND ENCUMBRANCE. On or after the date hereof and during the term of this Agreement, such Stockholder agrees not to transfer, sell, offer, exchange, pledge or otherwise dispose of or encumber any of such Stockholder's Subject Shares except as pursuant to the terms of this Agreement.

            7. NO VOTING TRUSTS. Each of the Stockholders severally agrees that such Stockholder will not, nor will such Stockholder permit any Person under such Stockholder's control to, deposit any of such Stockholder's Subject Shares in a Voting trust or subject any of such Stockholder's Subject Shares to any arrangement with respect to the Voting of the Subject Shares inconsistent with this Agreement.

            8. SPECIFIC PERFORMANCE. Each party hereto acknowledges that it will be impossible to measure in money the damage to the other party if a party hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other party will not have an adequate remedy at law or damages. Accordingly, each party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that the other party has an adequate remedy at law. Each party hereto severally agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with any other party's seeking or obtaining equitable relief.

            9. TERM AND TERMINATION. Subject to Section 13(i), the term of this Agreement shall commence on the date hereof, and such term and this Agreement shall terminate upon the earliest to occur of (i) one (1) year from the date of approval of the Plan by the Board of

Directors of the Company or (ii) the date on which the Share Exchange Agreement is terminated in accordance with its terms.

            10. CERTAIN EVENTS; LEGEND ON STOCK CERTIFICATES. Each of the Stockholders severally agrees that this Agreement and the obligations hereunder shall attach to such Stockholder's Subject Shares and shall be binding upon any entity or person to which legal or beneficial ownership of such Subject Shares shall pass, whether by operation of law or otherwise, including such Stockholder's heirs, guardians, administrators or successors. Each certificate representing the Subject Shares shall bear a legend substantially in the following form:

            "THE SALE, TRANSFER, ASSIGNMENT, PLEDGE, ENCUMBRANCE OR OTHER SIMILAR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE RIGHTS OF THE HOLDER OF SUCH SECURITIES ARE SUBJECT TO A VOTING AGREEMENT DATED NOVEMBER __, 2003 AMONG THE COMPANY AND A CERTAIN HOLDER OF ITS OUTSTANDING CAPITAL STOCK. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY."

            11. ENTIRE AGREEMENT; AMENDMENT; WAIVER. This Agreement (including the Exhibit and the other documents and instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, written or oral, among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by each of the parties hereto. No waiver of any provisions hereof by any party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

            12. NOTICES. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally (by courier service or otherwise) or mailed, certified or registered mail with postage prepaid, or sent by confirmed telecopier, as follows:

            (a)   If to the Company:

                  170 Cambridge Street
                  Burlington, MA 01803-2933
                  Attn:  Anthony G. Roth

                  Telephone:  (800) 627-7547
                  Telecopy:  (781) 229-8886

                  with a copy to (which shall not constitute notice):

                  Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP
                  101 East 52nd Street, 9th Floor

                  New York, NY 10022
                  Attention:  Stephen A. Weiss, Esq.

                  Telephone:  (212) 752-9700
                  Facsimile:  (212) 980-5192

            (b) If to a Stockholder, at the address on record with the Company for that Stockholder,

or to such other Person or address as any party shall specify by notice in writing to the other party. Any such notice shall be deemed to have been given
(i) upon actual delivery, if delivered by hand, (ii) on the third (3rd) business day following deposit of such notice, properly addressed with postage prepaid, with the United States Postal Service if mailed by registered or certified mail, return receipt requested, or (iii) upon sending such notice, if sent via facsimile, with confirmation of receipt, except that any notice of change of address shall be effective only upon actual receipt thereof.

            13.   MISCELLANEOUS.

            (a) GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

            (b) VENUE; WAIVER OF JURY TRIAL. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of New York and the Federal courts of the United States of America located in the State of New York solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a New York State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 12 of this Agreement or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

            EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY

CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13(b).

            (c) SEVERABILITY. In the event that any provision of the Agreement is held to be illegal, invalid or unenforceable in a final, unappealable order or judgment (each such provision, an "invalid provision"), then such provision shall be severed from this Agreement and the remaining provisions of this Agreement shall remain binding on the parties hereto. Without limiting the generality of the foregoing sentence, in the event a change in any applicable law, rule or regulation makes it unlawful for a party to comply with any of its obligations hereunder, the parties shall negotiate in good faith a modification to such obligation to the extent necessary to comply with such law, rule or regulation that is as similar in terms to the original obligation as may be possible while preserving the original intentions and economic positions of the parties as set forth herein to the maximum extent feasible.

            (d) COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

            (e) FURTHER ASSURANCES. Each party hereto shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or desirable to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby.

            (f) HEADINGS. All Section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

            (g) THIRD PARTY BENEFICIARIES. NOTHING IN THIS AGREEMENT, EXPRESS OR IMPLIED, IS INTENDED TO CONFER UPON ANY THIRD PARTY ANY RIGHTS OR REMEDIES OF ANY NATURE WHATSOEVER UNDER OR BY REASON OF THIS AGREEMENT.

            (h) ASSIGNMENT. Neither any Stockholder nor the Company may assign any of his, her or its rights or obligations under this Agreement without the prior written consent of the other parties hereto. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

            (i) EFFECTIVENESS. The obligations of the Stockholder set forth in this Agreement shall not be effective or binding upon the Stockholder until after such time as the Share Exchange Agreement is executed and delivered by the Company, CSI, the Utix Principal Stockholder, and the CSI Stockholders.

            (j) JOINT PARTICIPATION IN DRAFTING THIS AGREEMENT. The parties acknowledge and confirm that each of their respective attorneys have participated jointly in the drafting, review and revision of this Agreement and that it has not been written solely by counsel for one party and that each party has had the benefit of its independent legal counsel's advice with respect to the terms and provisions hereof and its rights and obligations hereunder. Each party hereto, therefore, stipulates and agrees that the rule of construction to the effect that any ambiguities are to be or may be resolved against the drafting party shall not be employed in the interpretation of this Agreement to favor any party against another and that no party shall have the benefit of any legal presumption or the detriment of any burden of proof by reason of any ambiguity or uncertain meaning contained in this Agreement.

            (k) EXPENSES. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such cost or expense.

            (l) PUBLIC ANNOUNCEMENTS. Without the prior written consent of the Company, none of the Stockholders shall not issue any press release or make any public statements with respect to this Agreement or the Share Exchange Agreement, except as may be required by applicable law or court process.

                            [SIGNATURE PAGE FOLLOWS]

            IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.


                                        UTIX GROUP, INC. (fka Chantal Skin Care
                                        Corporation)

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        THE STOCKHOLDERS:


                                        ----------------------------------------
                                        Name: Jonathan Adams

                                        ----------------------------------------
                                        Name: Anne Concannon

                                        ----------------------------------------
                                        Name: Gerald Roth

                                        Roth Financial Group

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        ----------------------------------------
                                        Name: Martha Ballog

                                        RUBIN FAMILY IRREVOCABLE STOCK    TRUST

                                        By:
                                            ------------------------------------
                                        Name:  Margery C. Rubin
                                        Title: Trustee

                                        ----------------------------------------
                                        Name: Joel Pensley

                                        ----------------------------------------
                                        Name: Guy Cohen

                                                                       EXHIBIT A

      --------------------------------- -----------------------------------
        STOCKHOLDER                              SUBJECT SHARES
      --------------------------------- -----------------------------------
        Jonathan Adams                              5,710,882
      --------------------------------- -----------------------------------
        Anne Concannon                              2,323,071
      --------------------------------- -----------------------------------
        Gerald Roth                                 1,209,933
      --------------------------------- -----------------------------------
        Roth Financial Group                        1,451,919
      --------------------------------- -----------------------------------
        Martha Ballog                               96,795
      --------------------------------- -----------------------------------
        Rubin Family                                1,875,000
        Irrevocable Stock Trust
      --------------------------------- -----------------------------------
        Joel Pensley                                645,000
      --------------------------------- -----------------------------------
        Guy Cohen                                   1,875,000
      --------------------------------- -----------------------------------

                                                                       EXHIBIT B

                            FORM OF IRREVOCABLE PROXY
                            -------------------------

            The undersigned, for consideration received, hereby constitutes and appoints Anthony G. Roth or Charles Lieppe or another representative of Utix Group Inc. (fka Chantal Skin Care Corporation), a company incorporated under the laws of the State of Delaware (the "COMPANY"), designated by it and each of them as my true and lawful attorneys and proxies, with full power of substitution and resubstitution, and hereby authorizes each, for and in its name, place and stead, to the same extent and with the same effect as the undersigned might or could do under applicable law, rules or regulations, (i) to vote all shares of Common Stock of the Company owned by the undersigned (the "SUBJECT SHARES") as of the date hereof at any meetings of stockholders of the Company after the date hereof and at any adjournment or postponement thereof (each, a "COMPANY MEETING") FOR approval and adoption of the stock option plan attached hereto as EXHIBIT C (the "Plan") and AGAINST any action, approval or agreement that would compete with or materially impede, interfere with, adversely affect or tend to discourage the Plan or inhibit the timely adoption of the Plan, including, without limitation, any alternative plan, and (ii) to withhold consents with respect to such Subject Shares for any action, approval or agreement that would compete with or materially impede, interfere with, adversely affect or tend to discourage the Plan or inhibit the timely adoption of the Plan, including, without limitation, any alternative plan. This proxy is coupled with an interest, revokes all prior proxies granted by the undersigned and is irrevocable until such time as the Voting Agreement, dated as of November __, 2003, by and among certain stockholders of the company, including the undersigned, and the Company terminates in accordance with its terms, at which time this proxy shall expire.

                                        Dated:  November __, 2003

                                        ----------------------------------------
                                               (Signature of Stockholder)

                                                                       EXHIBIT C

                                    THE PLAN
                                    --------